April 2015

Preliminary Terms No. 358
Registration Statement No. 333-199966
Dated April 21, 2015
Filed pursuant to Rule 433

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities due May 5, 2022

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the Hang Seng® Index
Principal at Risk Securities

Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal.  Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to at least 2.50% of the stated principal amount, but only with respect to each determination date on which the closing level of each of the Russell 2000® Index, the EURO STOXX® Banks Index and the Hang Seng® Index is greater than or equal to 75% of its initial index value, which we refer to as a coupon barrier level.  If, however, on any determination date, the closing level of any underlying index is less than its coupon barrier level, you will not receive any contingent quarterly payment for the related quarterly period.  In addition, if the closing level of each underlying index is greater than or equal to its initial index value on any determination date (other than the final determination date), the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the contingent quarterly payment.  If the securities have not been automatically redeemed prior to maturity and the final index value of each underlying index is greater than or equal to 60% of its initial index value, which we refer to as a downside threshold level, the payment at maturity due on the securities will be the stated principal amount and, if the final index value of each underlying index is also greater than or equal to its coupon barrier level, the contingent quarterly payment with respect to the final determination date.  If, however, the final index value of any underlying index is less than its downside threshold level, you will be exposed to the decline in the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero.  The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent quarterly payments and also the risk of receiving a payment at maturity that will be significantly less than the stated principal amount of the securities and could be zero.  Accordingly, investors could lose their entire initial investment in the securities.  Because all payments on the securities are based on the worst performing of the underlying indices, (i) a decline of any underlying index beyond its coupon barrier level will result in few or no contingent quarterly payments and (ii) a decline of any underlying index beyond its downside threshold level will result in a significant loss of your initial investment, even if, in each case, the other underlying indices appreciate or have not declined as much.  Investors will not participate in any appreciation of any underlying index. The securities are unsecured and unsubordinated obligations of JPMorgan Chase & Co., issued as part of JPMorgan Chase & Co.’s Medium-Term Notes, Series E, program.  Any payment on the securities is subject to the credit risk of JPMorgan Chase & Co.

SUMMARY TERMS
Issuer:	JPMorgan Chase & Co.
Underlying indices:	Russell 2000® Index (the “RTY Index”), EURO STOXX® Banks Index (the “SX7E Index”) and the Hang Seng® Index (the “HSI” Index”) (each an “underlying index”)
Aggregate principal amount:	$
Early redemption:

If, on any of the determination dates (other than the final determination date), the closing level of each underlying index is greater than or equal to its initial index value, the securities will be automatically redeemed for an early redemption payment on the first contingent payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any contingent payment date if the closing level of any underlying index is below its initial index value on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
Contingent quarterly payment:

•   If, on any determination date, the closing level of each underlying index is greater than or equal to its coupon barrier level, we will pay a contingent quarterly payment of at least $0.25 (at least 2.50% of the stated principal amount) per security on the related contingent payment date. The actual contingent quarterly payment will be provided in the pricing supplement.

•   If, on any determination date, the closing level of any underlying index is less than its coupon barrier level, no contingent quarterly payment will be payable with respect to that determination date. It is possible that one or all of the underlying indices will remain below their respective coupon barrier levels for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly payments.

Payment at maturity:	• If the final index value of each underlying index is greater than or equal to its downside threshold level:	(i) the stated principal amount, plus, (ii) if the final index value of each underlying index is also greater than or equal to its coupon barrier level, the contingent quarterly payment with respect to the final determination date
	• If the final index value of any underlying index is less than its downside threshold level:	(i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index. This amount will be less than 60% of the stated principal amount of the securities and could be zero.
Coupon barrier level:

With respect to the RTY Index: , which is equal to 75% of its initial index value
With respect to the SX7E Index: , which is equal to 75% of its initial index value

With respect to the HSI Index: , which is equal to 75% of its initial index value

Downside threshold level:

With respect to the RTY Index: , which is equal to 60% of its initial index value
With respect to the SX7E Index: , which is equal to 60% of its initial index value

With respect to the HSI Index: , which is equal to 60% of its initial index value

Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below)
Pricing date:	On or about April , 2015 (expected to price on or about April 30, 2015)
Original issue date (settlement date):	May , 2015 (3 business days after the pricing date)
Maturity date:	May 5, 2022, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement no. 4a-I
Terms continued on the following page
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$10.00	$0.30(2)	$9.65
$0.05(3)
Total	$	$	$

(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $0.30 per $10 stated principal amount security. See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-87 of the accompanying product supplement no. 4a-I.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount security

If the securities priced today and assuming a contingent quarterly payment equal to the minimum listed above, the estimated value of the securities as determined by JPMS would be approximately $9.148 per $10 stated principal amount security. JPMS’s estimated value of the securities on the pricing date will be provided by JPMS in the pricing supplement and will not be less than $9.00 per $10 stated principal amount security. See “Additional Information about the Securities — JPMS’s estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 4a-I, “Risk Factors” beginning on page US-2 of the accompanying underlying supplement no. 1a-I and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement no. 4a-I, underlying supplement no. 1a-I, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 4a-I dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008407/e61359_424b2.pdf

Underlying supplement no. 1a-I dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008410/e61337_424b2.pdf

Prospectus supplement and prospectus, each dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

Contingent Income Auto-Callable Securities due May 5, 2022

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the Hang Seng® Index
Principal at Risk Securities

Terms continued from previous page:
Initial index value:

With respect to the RTY Index:           , which is its closing level on the pricing date
With respect to the SX7E Index:           , which is its closing level on the pricing date

With respect to the HSI Index:           , which is its closing level on the pricing date

Final index value:	With respect to each underlying index, the closing level on the final determination date
Worst performing underlying index:	The underlying index with the worst index performance factor
Index performance factor:	With respect to each underlying index, final index value divided by the initial index value
Determination dates:	July 30, 2015, October 30, 2015, February 1, 2016, May 2, 2016, August 2, 2016, October 31, 2016, January 30, 2017, May 2, 2017, July 31, 2017, October 30, 2017, January 30, 2018, April 30, 2018, July 30, 2018, October 30, 2018, January 30, 2019, April 30, 2019, July 30, 2019, October 30, 2019, January 30, 2020, April 30, 2020, July 30, 2020, October 30, 2020, February 1, 2021, April 30, 2021, July 30, 2021, November 1, 2021, January 31, 2022 and May 2, 2022, subject to postponement for non-trading days and certain market disruption events. We also refer to May 2, 2022 as the final determination date.
Contingent payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the contingent quarterly payment, if any, with respect to the final determination date will be made on the maturity date.
CUSIP/ISIN:	48127T368 / US48127T3683
Listing:	The securities will not be listed on any securities exchange.
April 2015	Page 2

Contingent Income Auto-Callable Securities due May 5, 2022

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the Hang Seng® Index
Principal at Risk Securities

Investment Summary

The Contingent Income Auto-Callable Securities due May 5, 2022 Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the Hang Seng® Index, which we refer to as the securities, do not provide for the regular payment of interest. Instead, the securities provide an opportunity for investors to earn a contingent quarterly payment, which is an amount equal to at least $0.25 (at least 2.50% of the stated principal amount) per security, with respect to each quarterly determination date on which the closing level of each underlying index is greater than or equal to 75% of its initial index value, which we refer to as a coupon barrier level. The actual contingent quarterly payment will be provided in the pricing supplement. The contingent quarterly payment, if any, will be payable quarterly on the relevant contingent payment date, which is the third business day after the related determination date or, in the case of the contingent quarterly payment, if any, with respect to the final determination date, the maturity date. If the closing level of any underlying index is less than its coupon barrier level on any determination date, investors will receive no contingent quarterly payment for the related quarterly period. It is possible that the closing level of each underlying index could remain below its coupon barrier level for extended periods of time or even throughout the term of the securities so that you will receive few or no contingent quarterly payments during the term of the securities. We refer to these payments as contingent, because there is no guarantee that you will receive a payment on any contingent payment date. Even if all of the underlying indices were to be at or above their respective coupon barrier levels on some quarterly determination dates, one or all underlying indices may fluctuate below their respective coupon barrier level(s) on others.

If the closing level of each underlying index is greater than or equal to its initial closing value on any determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date. If the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its downside threshold level, the payment at maturity will be the sum of the stated principal amount and, if the final closing value of each underlying index is also greater than or equal to its coupon barrier level, the contingent quarterly payment with respect to the final determination date. However, if the securities have not been automatically redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of receiving few or no contingent quarterly payments during the term of the securities. In addition, investors will not participate in any appreciation of the underlying indices.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying index is an “Index.”

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Contingent Income Auto-Callable Securities due May 5, 2022

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the Hang Seng® Index
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities offer investors an opportunity to earn a contingent quarterly payment equal to at least 2.50% of the stated principal amount with respect to each determination date on which the closing level of each underlying index is greater than or equal to 75% of its initial index level, which we refer to as a coupon barrier level. The actual contingent quarterly payment will be provided in the pricing supplement. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly payment, and the payment at maturity will vary depending on the final index value of each underlying index, as follows:

Scenario 1

This scenario assumes that, prior to early redemption, each underlying index closes at or above its coupon barrier level on some determination dates but one or all of the underlying indices closes below their respective coupon barrier levels on the others. On the 18th determination date, the closing level of each underlying index is greater than or equal to its initial index value.

Investors receive the contingent quarterly payment for the quarterly periods in which the closing level of each underlying index is at or above its coupon barrier level on the related determination date.

On the contingent payment date immediately following the 18th determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly payment with respect to the related determination date.

Scenario 2

This scenario assumes that each underlying index closes at or above its coupon barrier level on some determination dates but one or all of the underlying indices closes below their respective coupon barrier levels on the others, and each underlying index closes below its initial index value on all the determination dates prior to the final determination date. On the final determination date, each underlying index closes at or above its downside threshold level.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly periods in which the closing level of each underlying index is at or above its coupon barrier level on the related determination date. At maturity, investors will receive the stated principal amount and, if each final index value is greater than or equal to its coupon barrier level, the contingent quarterly payment with respect to the final determination date.

Scenario 3

This scenario assumes that each underlying index closes at or above its coupon barrier level on some determination dates but one or all of the underlying indices closes below their respective coupon barrier levels on the others, and each underlying index closes below its initial index value on all the determination dates prior to the final determination date. On the final determination date, one or all of the underlying indices close below their downside threshold levels.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly periods in which the closing level of each underlying index is at or above its coupon barrier level on the related determination date. At maturity, investors will receive the stated principal amount times the index performance factor of the worst performing underlying index, which will be less than 60% of the stated principal amount and could be zero.

Investors will lose some and may lose all of their principal in this scenario.

April 2015	Page 4

Contingent Income Auto-Callable Securities due May 5, 2022

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the Hang Seng® Index
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels and (2) the final index value.

Diagram #1: Determination Dates (Other Than the Final Determination Date)

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

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Contingent Income Auto-Callable Securities due May 5, 2022

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the Hang Seng® Index
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly payment is payable with respect to a determination date, whether the securities will be automatically redeemed on any determination date prior to the final determination date and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly payment or whether the securities will be automatically redeemed will be determined by reference to the closing level of each underlying index on each quarterly determination date and the amount you will receive at maturity, if any, will be determined by reference to the final index value of each underlying index. The actual initial index value, coupon barrier level and downside threshold level for each underlying index will be provided in the pricing supplement. All payments on the securities, if any, are subject to the credit risk of JPMorgan Chase & Co. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Hypothetical contingent quarterly payment:	A contingent quarterly payment of $0.25 per quarter per security will be paid on the securities on each contingent payment date but only if the closing level of each underlying index is at or above its coupon barrier level on the related determination date.
Early redemption:	If the closing level of each underlying index is greater than or equal to its initial index value on any quarterly determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date.
Payment at maturity (if the securities have not been automatically redeemed early):

If the final index value of each underlying index is greater than or equal to its downside threshold level: the stated principal amount and, if the final index value of each underlying index is also greater than or equal to its coupon barrier level, the contingent quarterly payment with respect to the final determination date

If the final index value of any underlying index is less than its downside threshold level: (i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index

Stated principal amount:	$10 per security
Hypothetical initial index value:	With respect to the RTY Index: 1,250.00 With respect to the SX7E Index: 150.00 With respect to the HSI Index: 27,600.00
Hypothetical coupon barrier level:

With respect to the RTY Index: 937.50, which is 75% of the hypothetical initial index value for such index

With respect to the SX7E Index: 112.50, which is 75% of the hypothetical initial index value for such index

With respect to the HSI Index: 20,700.00, which is 75% of the hypothetical initial index value for such index

Hypothetical downside threshold level:

With respect to the RTY Index: 750.00, which is 60% of the hypothetical initial index value for such index

With respect to the SX7E Index: 90.00, which is 60% of the hypothetical initial index value for such index

With respect to the HSI Index: 16,560.00, which is 60% of the hypothetical initial index value for such index

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Contingent Income Auto-Callable Securities due May 5, 2022

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the Hang Seng® Index
Principal at Risk Securities

How to determine whether a contingent quarterly payment is payable with respect to a determination date:

	Closing level			Contingent quarterly payment
	RTY Index	SX7E Index	HSI Index
Hypothetical Determination Date 1	1,200 (at or above coupon barrier level)	140 (at or above coupon barrier level)	21,000 (at or above coupon barrier level)	$0.25
Hypothetical Determination Date 2	850 (below coupon barrier level)	130 (at or above coupon barrier level)	19,000 (below coupon barrier level)	$0
Hypothetical Determination Date 3	1,050 (at or above coupon barrier level)	95 (below coupon barrier level)	20,000 (below coupon barrier level)	$0
Hypothetical Determination Date 4	800 (below coupon barrier level)	100 (below coupon barrier level)	19,000 (below coupon barrier level)	$0

On hypothetical determination date 1, each underlying index closes at or above its coupon barrier level. Therefore, a contingent quarterly payment of $0.25 is payable on the relevant contingent payment date.

On each of the hypothetical determination dates 2 and 3, one underlying index closes at or above its coupon barrier level but the other underlying indices close below their respective coupon barrier levels. Therefore, no contingent quarterly payment is payable on the relevant contingent payment date.

On hypothetical determination date 4, each underlying index closes below its coupon barrier level and, accordingly, no contingent quarterly payment is payable on the relevant contingent payment date.

You will not receive a contingent quarterly payment on any contingent payment date if the closing level of any underlying index is below its coupon barrier level on the related determination date.

How to determine whether the securities will be automatically redeemed on any determination date prior to the final determination date:

	Closing level			Early Redemption Payment
	RTY Index	SX7E Index	HSI Index
Hypothetical Determination Date 1	1,400 (at or above initial index value)	125 (below initial index value)	26,000 (below initial index value)	n/a (securities are not redeemed early)
Hypothetical Determination Date 2	800 (below initial index value)	125 (below initial index value)	25,000 (below initial index value)	n/a (securities are not redeemed early)
Hypothetical Determination Date 3	1,350 (at or above initial index value)	160 (at or above initial index value)	28,000 (at or above initial index value)	$10.25 (the stated principal amount plus the contingent quarterly payment with respect to the related determination date)

On hypothetical determination date 1, one underlying index closes at or above its initial index value but the other underlying indices close below their respective initial index values. Therefore, the securities remain outstanding and are not redeemed early.

On hypothetical determination date 2, each underlying index closes below its initial index value. Therefore, the securities remain outstanding and are not redeemed early.

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Contingent Income Auto-Callable Securities due May 5, 2022

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the Hang Seng® Index
Principal at Risk Securities

On hypothetical determination date 3, each underlying index closes at or above its initial index value. Therefore, the securities are automatically redeemed and you receive an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date. No further payments will be made on the securities once they have been redeemed.

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

	Final Index Value			Payment at Maturity
	RTY Index	SX7E Index	HSI Index
Example 1:	1,300 (at or above downside threshold level and coupon barrier level)	120 (at or above downside threshold level and coupon barrier level)	27,000 (at or above downside threshold level and coupon barrier level)	$10.25 (the stated principal amount plus the contingent quarterly payment with respect to the final determination date)
Example 2:	1,300 (at or above downside threshold level and coupon barrier level)	100 (at or above downside threshold level; below coupon barrier level)	20,000 (at or above downside threshold level; below coupon barrier level)	$10.00 (the stated principal amount)
Example 3:	500 (below downside threshold level)	120 (at or above downside threshold level)	15,000 (below downside threshold level)	$10 × index performance factor of the worst performing underlying index = $10 × (500 / 1,250) = $4.00
Example 4:	1,250 (at or above downside threshold level)	75 (below downside threshold level)	16,000 (below downside threshold level)	$10 × (75 / 150) = $5.00
Example 5:	600 (below downside threshold level)	60 (below downside threshold level)	15,000 (below downside threshold level)	$10 × (60 / 150) = $4.00
Example 6:	375 (below downside threshold level)	55 (below downside threshold level)	12,000 (below downside threshold level)	$10 × (375 / 1,250) = $3.00

In example 1, the final index value of each underlying index is at or above its downside threshold level and coupon barrier level. Therefore, you receive at maturity the stated principal amount of the securities and the contingent quarterly payment with respect to the final determination date.

In example 2, the final index value of each underlying index is at or above its downside threshold level and the final index value of one underlying index is at or above its coupon barrier level, but the final index values of the other underlying indices are below their respective coupon barrier levels. Therefore, you receive at maturity only the stated principal amount of the securities.

In examples 3 and 4, the final index value of one underlying index is at or above its downside threshold level but the final index values of the other underlying indices are below their respective downside threshold levels. Therefore, you are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index.

Similarly, in examples 5 and 6, the final index value of each underlying index is below its downside threshold level, and you receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index.

If the final index value of ANY underlying index is below its downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than 60% of the stated principal amount per security and could be zero.

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Contingent Income Auto-Callable Securities due May 5, 2022

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX® Banks Index and the Hang Seng® Index
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 4a-I and “Risk Factors” beginning on page US-2 of the accompanying underlying supplement no. 1a-I. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final index value of any of the underlying indices is less than its downside threshold level, you will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. In this case, your payment at maturity will be less than 60% of the stated principal amount and could be zero.
▪	The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly payment but only if the closing level of each underlying index is at or above its coupon barrier level on the related determination date. If, on the other hand, the closing value of any underlying index is lower than its coupon barrier level on the relevant determination date, we will pay no payment on the applicable contingent payment date. It is possible that the closing level of any underlying index could remain below its coupon barrier level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly payments. If you do not earn sufficient contingent payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.
▪	You are exposed to the price risk of all three underlying indices, with respect to all the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. The performance of the underlying indices may not be correlated. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. Accordingly, your investment is subject to the risk of decline in the closing level of each underlying index.

To receive any contingent quarterly payments, each underlying index must close at or above its coupon barrier level on the applicable determination date. In addition, if any underlying index has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis, even if the other underlying indices have appreciated. Under this scenario, the value of any such payment will be less than 60% of the stated principal amount and could be zero.

▪	Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlying index. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying index. With three underlying indices, it is more likely that any underlying index will close below its coupon barrier level on any determination date or its downside threshold level on the final determination date than if the securities were linked to only one underlying index. In addition, you will not benefit from the performance of any underlying index other than the worst performing underlying index. Therefore it is more likely that you will not receive any contingent quarterly payments and that you will suffer a significant loss on your investment.
▪	The contingent quarterly payment is based solely on the closing level of the underlying indices on the specified determination dates. Whether the contingent quarterly payment will be made with respect to a determination date will be based on the closing level of each underlying index on that determination date. As a result, you will not know whether you will receive the contingent quarterly payment until the related determination date. Moreover, because the contingent quarterly payment is based solely on the closing level of each underlying index on quarterly determination dates, if the closing level of any of the underlying indices on any determination date
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Contingent Income Auto-Callable Securities due May 5, 2022

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Principal at Risk Securities

is below its coupon barrier level, you will not receive any contingent quarterly payment with respect to that determination date, even if the closing level of that underlying index was higher on other days during the related quarterly period.

▪	You will not receive any contingent quarterly payment for any quarterly period where the closing level of any underlying index on the relevant determination date is less than its coupon barrier level. A contingent quarterly payment will be made with respect to a quarterly period only if the closing level of each underlying index on the relevant determination date is greater than or equal to its coupon barrier level. If the closing level of any underlying index remains below its coupon barrier level on each determination date over the term of the securities, you will not receive any contingent quarterly payment.
▪	The securities are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our credit ratings or increase in the credit spreads determined by the market for taking our credit risk is likely to adversely affect the market value of the securities. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	Investors will not participate in any appreciation in any underlying index. Investors will not participate in any appreciation in any underlying index from its initial index value, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the closing level of each underlying index is greater than or equal to its coupon barrier level, if any.
▪	An investment in the securities is subject to risks associated with small capitalization stocks with respect to the RTY Index. The stocks that constitute the RTY Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
▪	The equity securities included in the SX7E Index are concentrated in the banking industry. Each of the equity securities included in the SX7E Index has been issued by a company whose business is associated with the banking industry. Because the value of the securities is determined in part by the performance of the SX7E Index, an investment in these securities will be concentrated in this industry. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single positive or negative economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers.
▪	The securities are subject to risks associated with securities issued by non-U.S. companies, with respect to the SX7E Index and the HSI Index. The equity securities included in the SX7E Index and the HSI Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.
▪	The securities are not directly exposed to fluctuations in foreign exchange rates with respect to the SX7E Index and the HSI Index. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the SX7E Index and the HSI Index are based, although any currency fluctuations could affect the performance of the SX7E Index and the HSI Index. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in any payment on the securities.
▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
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▪	Economic interests of the issuer, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as JPMS’s estimated value. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial index values, the coupon barrier levels, the downside threshold levels and the final index values and whether the closing value of each underlying index on any determination date is greater than or equal to its initial index value or is below its coupon barrier level or downside threshold level, as applicable. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early. In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement no. 4a-I for additional information about these risks.
▪	JPMS’s estimated value of the securities will be lower than the original issue price (price to public) of the securities. JPMS’s estimated value is only an estimate using several factors. The original issue price of the securities will exceed JPMS’s estimated value because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — JPMS’s estimated value of the securities” in this document.
▪	JPMS’s estimated value does not represent future values of the securities and may differ from others’ estimates. JPMS’s estimated value of the securities is determined by reference to JPMS’s internal pricing models. This estimated value is based on market conditions and other relevant factors existing at the time of pricing and JPMS’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for securities that are greater than or less than JPMS’s estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — JPMS’s estimated value of the securities” in this document.
▪	JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. In addition, JPMS’s estimated value might be lower if it were based on the interest rate implied by our conventional fixed-rate credit spreads. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — JPMS’s estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities
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because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of each underlying index, including:
o	any actual or potential change in our creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	secondary market credit spreads for structured debt issuances;
o	the actual and expected volatility in the closing level of each underlying index;
o	the time to maturity of the securities;
o	whether the closing level of any underlying index has been, or is expected to be, less than its coupon barrier level on any determination date and whether the final index value of any underlying index is expected to be less than its downside threshold level;
o	the likelihood of an early redemption being triggered;
o	the dividend rates on the equity securities included in the underlying indices;
o	the actual and expected positive or negative correlation between the underlying indices, or the actual or expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the SX7E Index and the HSI Index trade and the correlation among those rates and the levels of the SX7E Index and the HSI Index; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the closing levels of the underlying indices. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index values and, as a result, the coupon barrier levels, which are the respective levels at or above which the underlying indices must close on each determination date in order for you to earn a contingent quarterly payment or, if the securities are not called prior to maturity, the downside threshold levels, which are the respective levels at or above which the underlying indices must close on the final determination date in order for you to avoid being exposed to the negative price performance of the worst performing underlying index at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the values of the underlying indices on the determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at
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which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

▪	The final terms and valuation of the securities will be provided in the pricing supplement. The final terms of the securities will be provided in the pricing supplement. In particular, each of JPMS’s estimated value and the contingent quarterly payment will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the securities based on the minimums for JPMS’s estimated value and the contingent quarterly payment.
▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected. Although the U.S. federal income tax treatment of contingent quarterly payments (including any contingent quarterly payments paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent quarterly payments as ordinary income. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Consideration. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). In the event of any withholding, we will not be required to pay any additional amounts with respect to amounts so withheld. If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

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Russell 2000® Index Overview

The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000ETM Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information on the Russell 2000® Index, see the information set forth under “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement no. 1a-I.

Information as of market close on April 20, 2015:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 4/15/2015):	1,275.350
Current Closing Level:	1,264.918	52 Week Low (on 10/13/2014):	1,049.303
52 Weeks Ago (on 4/21/2014):	1,142.309

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Russell 2000® Index for each quarter in the period from January 1, 2010 through April 20, 2015. The graph following the table sets forth the daily closing levels of the Russell 2000® Index during the same period. The closing level of the Russell 2000® Index on April 20, 2015 was 1,264.918. We obtained the information in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. Although Russell Investments publishes the official closing levels of the Russell 2000® Index to six decimal places, Bloomberg publishes the closing levels of the Russell 2000® Index to only three decimal places. The historical levels of the Russell 2000® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Russell 2000® Index on the valuation date. The payment of dividends on the stocks that constitute the Russell 2000® Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

Russell 2000® Index	High	Low	Period End
2010
First Quarter	690.303	586.491	678.643
Second Quarter	741.922	609.486	609.486
Third Quarter	677.642	590.034	676.139
Fourth Quarter	792.347	669.450	783.647
2011
First Quarter	843.549	773.184	843.549
Second Quarter	865.291	777.197	827.429
Third Quarter	858.113	643.421	644.156
Fourth Quarter	765.432	609.490	740.916
2012
First Quarter	846.129	747.275	830.301
Second Quarter	840.626	737.241	798.487
Third Quarter	864.697	767.751	837.450
Fourth Quarter	852.495	769.483	849.350
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1,078.409	989.535	1,073.786
Fourth Quarter	1,163.637	1,043.459	1,163.637
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
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Russell 2000® Index	High	Low	Period End
First Quarter	1266.373	1154.709	1252.772
Second Quarter (through April 20, 2015)	1275.350	1251.708	1,264.918

Russell 2000® Index Historical Performance – Daily Closing Levels January 4, 2010 to April 20, 2015

*The black dotted line in the graph indicates the hypothetical coupon barrier level, equal to 75% of the closing level on April 20, 2015, and the red dotted line indicates the hypothetical downside threshold level, equal to 60% of the closing level on April 20, 2015.  The actual coupon barrier level and downside threshold level will be based on the closing level on the pricing date.

License Agreement between an affiliate of JPMorgan Chase & Co. and Russell. The “Russell 2000® Index” is a trademark of Russell and has been licensed for use by JPMorgan Chase Bank, National Association and its affiliates.  For more information, see “Equity Index Descriptions — The Russell Indices — Disclaimers” in the accompanying underlying supplement no. 1a-I.

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EURO STOXX® Banks Index Overview

The EURO STOXX® Banks Index is a free-float market capitalization index that currently includes 30 stocks of banks market sector leaders mainly from the 12 largest Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. For additional information on the EURO STOXX® Banks Index, see the information set forth under “Equity Index Descriptions — The EURO STOXX® Banks Index” in the accompanying underlying supplement no. 1a-I.

Information as of market close on April 20, 2015:

Bloomberg Ticker Symbol:	SX7E	52 Week High (on 4/13/2015):	161.70
Current Closing Level:	154.08	52 Week Low (on 1/9/2015):	124.29
52 Weeks Ago (on 4/22/2014):	156.19

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the EURO STOXX® Banks Index for each quarter in the period from January 1, 2010 through April 20, 2015. The graph following the table sets forth the daily closing levels of the EURO STOXX® Banks Index during the same period. The closing level of the EURO STOXX® Banks Index on April 20, 2015 was 154.08. We obtained the information in the table and graph below from Bloomberg, without independent verification. The historical levels of the EURO STOXX® Banks Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the EURO STOXX® Banks Index on the valuation date. The payment of dividends on the stocks that constitute the EURO STOXX® Banks Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

EURO STOXX® Banks Index	High	Low	Period End
2010
First Quarter	232.16	182.43	207.22
Second Quarter	218.04	151.48	167.90
Third Quarter	205.01	164.11	182.81
Fourth Quarter	189.93	152.42	160.88
2011
First Quarter	196.15	154.23	172.12
Second Quarter	179.71	150.94	160.33
Third Quarter	165.68	89.33	105.34
Fourth Quarter	115.91	86.27	100.34
2012
First Quarter	120.92	89.16	107.95
Second Quarter	107.80	77.65	90.00
Third Quarter	112.04	73.06	101.56
Fourth Quarter	114.56	101.60	112.36
2013
First Quarter	127.75	101.95	102.46
Second Quarter	118.77	100.51	101.39
Third Quarter	129.63	100.57	125.84
Fourth Quarter	142.30	129.32	141.43
2014
First Quarter	156.58	139.31	155.26
Second Quarter	162.81	145.66	146.52
Third Quarter	154.60	135.67	149.21
Fourth Quarter	149.39	129.86	134.51
2015
First Quarter	158.53	124.29	157.65
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EURO STOXX® Banks Index	High	Low	Period End
Second Quarter (through April 20, 2015)	161.70	151.82	154.08

EURO STOXX® Banks Index Historical Performance – Daily Closing Levels January 4, 2010 to April 20, 2015

*The black dotted line in the graph indicates the hypothetical coupon barrier level, equal to 75% of the closing level on April 20, 2015, and the red dotted line indicates the hypothetical downside threshold level, equal to 60% of the closing level on April 20, 2015.  The actual coupon barrier level and downside threshold level will be based on the closing level on the pricing date.

License Agreement between STOXX Limited and an affiliate of J.P. Morgan Chase & Co. The EURO STOXX® Banks Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The securities based on the EURO STOXX® Banks Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither Stoxx Limited nor any of its Licensors shall have any liability with respect thereto. See “Equity Index Descriptions — The EURO STOXX® Banks Index — License Agreement with STOXX Limited” in the accompanying underlying supplement no. 1a-I.

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Hang Seng® Index Overview

The Hang Seng® Index is a free-float adjusted market capitalization weighted index and measures the performance of the largest and most liquid companies listed in Hong Kong and includes 50 constituent securities. For additional information about the Hang Seng® Index, see the information set forth in Appendix A.

Information as of market close on April 20, 2015:

Bloomberg Ticker Symbol:	HSI	52 Week High (on 4/13/2015):	28,016.34
Current Closing Level:	27,094.93	52 Week Low (on 5/7/2014):	21,746.26
52 Weeks Ago (on 4/22/2014):	22,730.68

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Hang Seng® Index for each quarter in the period from January 1, 2010 through April 20, 2015. The graph following the table sets forth the daily closing levels of the Hang Seng® Index during the same period. The closing level of the Hang Seng® Index on April 20, 2015 was 27,094.93. We obtained the information in the table and graph below from Bloomberg, without independent verification. The historical levels of the Hang Seng® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Hang Seng® Index on the valuation date. The payment of dividends on the stocks that constitute the Hang Seng® Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

Hang Seng® Index	High	Low	Period End
2010
First Quarter	22,416.67	19,550.89	21,239.35
Second Quarter	22,208.50	18,985.50	20,128.99
Third Quarter	22,378.67	19,842.20	22,358.17
Fourth Quarter	24,964.37	22,618.66	23,035.45
2011
First Quarter	24,419.62	22,284.43	23,527.52
Second Quarter	24,396.07	21,599.51	22,398.10
Third Quarter	22,770.47	17,407.80	17,592.41
Fourth Quarter	20,019.24	16,250.27	18,434.39
2012
First Quarter	21,680.08	18,593.06	20,555.58
Second Quarter	21,309.08	18,185.59	19,441.46
Third Quarter	20,841.91	18,877.33	20,840.38
Fourth Quarter	22,666.59	20,824.56	22,656.92
2013
First Quarter	23,822.06	22,041.86	22,299.63
Second Quarter	23,493.03	19,813.98	20,803.29
Third Quarter	23,502.51	20,147.31	22,859.86
Fourth Quarter	24,038.55	22,463.83	23,306.39
2014
First Quarter	23,340.05	21,182.16	22,151.06
Second Quarter	23,319.17	21,746.26	23,190.72
Third Quarter	25,317.95	22,932.98	22,932.98
Fourth Quarter	24,111.98	22,585.84	23,605.04
2015
First Quarter	24,909.90	23,485.41	24,900.89
Second Quarter (through April 20, 2015)	28,016.34	25,082.75	27,094.93

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Hang Seng® Index Historical Performance – Daily Closing levels January 4, 2010 to April 20, 2015

*The black dotted line in the graph indicates the hypothetical coupon barrier level, equal to 75% of the closing level on April 20, 2015, and the red dotted line indicates the hypothetical downside threshold level, equal to 60% of the closing level on April 20, 2015.  The actual coupon barrier level and downside threshold level will be based on the closing level on the pricing date.

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Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each contingent payment date is the date one business day prior to that contingent payment date.
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000 / 100 securities
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
JPMS’s estimated value of the securities:

JPMS’s estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. JPMS’s estimated value does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. For additional information, see “Risk Factors — JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from JPMS’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, JPMS’s estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — JPMS’s estimated value does not represent future values of the securities and may differ from others’ estimates.”

JPMS’s estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors — JPMS’s estimated value of the securities will be lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by JPMS. See “Risk Factors — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I. In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement no. 4a-I. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that

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there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

FATCA. Withholding under legislation commonly referred to as “FATCA” could apply to payments on the securities, and (if they are recharacterized, in whole or in part, as debt instruments) could also apply to the payment of gross proceeds of a sale of a security occurring after December 31, 2016 (including an early redemption or redemption at maturity). You should consult your tax adviser regarding the potential application of FATCA to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” in this document for an illustration of the risk-return profile of the securities and “Russell 2000® Index Overview,” “EURO STOXX® Banks Index Overview” and “Hang Seng® Index Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to JPMS’s estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement no. 4a-I
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” on page PS-42 of the accompanying product supplement no. 4a-I.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, product supplement no. 4a-I, underlying supplement no. 1a-I and this communication if you so request by calling toll-free (800)-869-3326.

You may revoke your offer to purchase the securities at any time prior to the time at which we accept

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such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the prospectus, as supplemented by the prospectus supplement, each dated November 7, 2014, relating to our Series E medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 4a-I dated November 7, 2014 and underlying supplement no. 1a-I dated November 7, 2014.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 4a-I and in “Risk Factors” in the accompanying underlying supplement no. 1a-I, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4a-I dated November 7, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000089109214008407/e61359_424b2.pdf

• Underlying supplement no. 1a-I dated November 7, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000089109214008410/e61337_424b2.pdf

• Prospectus supplement and prospectus, each dated November 7, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Chase & Co.

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APPENDIX A

The Hang Seng® Index

We have derived all information contained in this document regarding the Hang Seng® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Hang Seng Indexes Company Limited (“HSICL”), a wholly owned subsidiary of Hang Seng Bank. The Hang Seng® Index is calculated, maintained and published by HSICL. HSICL has no obligation to continue to publish, and may discontinue publication of, the Hang Seng® Index.

The Hang Seng® Index is reported by Bloomberg under the ticker symbol “HSI.”

The Hang Seng® Index was first calculated and published on November 24, 1969. The Hang Seng® Index is a free-float adjusted market capitalization weighted index and measures the performance of the largest and most liquid companies listed in Hong Kong. The constituent securities are grouped under finance, utilities, properties and commerce and industry sub-indexes. The Hang Seng® Index includes 50 constituent securities. The Hang Seng® Index is calculated and disseminated real-time at 2-second intervals during the trading hours of the Stock Exchange of Hong Kong Ltd. (“SEHK”).

Index Composition

Defining the Eligible Companies

The universe of securities for the Hang Seng® Index includes stocks and real estate investment trusts (“REITs”). Only companies and REITs with a primary listing on the main board of the SEHK are eligible to be included in the Hang Seng® Index (note that companies that are classified by SEHK as foreign companies are currently not included, as an interim policy announced in June 2010 and extended after a study and survey undertaken in the 2nd half of 2010 (report released in January 2011)). The H-shares of mainland China enterprises listed on HKEx will not be selected unless the company has no unlisted share capital. H shares are shares of mainland China companies listed on SEHK.

In addition, to be eligible for selection in the Hang Seng® Index, a company or REIT (1) must be among those that constitute the top 90% of the total market capitalization of all primary listed shares listed on the SEHK (market capitalization is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover of all primary listed shares on the SEHK (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); and (3) should normally have a listing history of 24 months on the SEHK. For newly listed large-cap securities, the minimum listing history may be shorter than 24 months (and can be as short as 3 months) if certain market capitalization requirements are satisfied.

Selecting the Index Companies

From the eligible companies and REITs, final selections are based on the following: (1) the market capitalization and turnover rankings of the companies; (2) the representation of the sub-sectors within the Hang Seng® Index directly reflecting that of the market; and (3) the financial performance of the companies and REITs. The Hang Seng® Index is reviewed quarterly with data cut-off dates as of the end of March, June, September and December each year. The final selection will be decided by the advisory committee after the above criteria have been taken into consideration.

The number of constituents is fixed at 50.

Effective Date

Effective dates of constituent changes will be the next trading day after the first Friday of March, June, September and December. If that Friday falls on a public holiday, it will be postponed to the next Friday, subject to the final decision made by HSICL. Under normal circumstances, at least seven trading days’ notice will be given for any constituent changes before the effective dates.

Index Calculation

The calculation methodology of the Hang Seng® Index is a free float-adjusted market capitalization weighting methodology with a cap on each constituent weighting. The Hang Seng® Index is a price index without adjustment for cash dividends or warrant bonuses.

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In September 2014, it was decided that the 15% cap would be lowered to 10%. This change will be phased in over a 12-month period through five rounds of index rebalancing. The rebalancing schedule are detailed below:

After Market Close on	Cap Level
5 Sep 2014 (Fri)	14%
5 Dec 2014 (Fri)	13%
6 Mar 2015 (Fri)	12%
5 Jun 2015 (Fri)	11%
4 Sep 2015 (Fri)	10%

The formula for the index calculation is shown below:

Current Index	=	Current Aggregate Freefloat-adjusted Market Capitalization of Constituents	×	Yesterday’s Closing Index
Yesterday’s Aggregate Freefloat-adjusted Market Capitalization of Constituents

=	S (Pt x IS x FAF x CF)	×	Yesterday’s Closing Index
S (Pt-1 x IS x FAF x CF)

where:

Pt	:	current price at day t;
Pt-1	:	closing price at day t-1;
IS	:	number of issued shares;
FAF	:	freefloat-adjusted factor, which is between 0 and 1; and
CF	:	capping factor, which is between 0 and 1.

Free-float Adjustments. Shares held by any entities (excluding custodians, trustees, mutual funds and investment companies) that control more than 5% of the shareholdings would be consisted as non-free float and are excluded from the index calculation. These include strategic holdings (holdings by governments and affiliated entities or any other entities that hold substantial shares in the company would be considered as non-freefloat unless otherwise proved), directors’ and management holdings (holdings by directors, members of the board committee, principal officers or founding members), corporate cross holdings (holdings by publicly traded companies or private firms or institutions) and lock-up shares (shareholdings with a publicly disclosed lock-up arrangement). Lock-up shares with trading restrictions are classified as non-freefloat, regardless of the shareholding percentage.

The freefloat-adjusted factor represents the proportion of shares that is free-floated as a percentage of the issued shares. The freefloat-adjusted factor is rounded up to the nearest 1% if it is less than 10%; otherwise, it is rounded to the nearest 5. For companies with more than one class of shares, the freefloat-adjusted factor is calculated separately for each class of shares.

Cap Factor. A cap factor (“CF”) is calculated quarterly, such that no individual constituent in an Index will have a weighting exceeding a predetermined cap level on the index capping date. The update of the issued shares, adjustment of the freefloat-adjusted factor and calculation of the cap factor are undertaken quarterly. In addition, the issued shares will be updated simultaneously with the index adjustment for corporate actions, such as bonus issues, rights issues, stock splits and stock consolidations. Ad hoc rebalancing will be conducted if a constituent’s issued shares and/or freefloat-adjusted factor is substantially different from the production data. The Hang Seng® Index will also be recapped in the event of constituent changes if the newly added component weighs higher than the index cap level.

The Stock Exchange of Hong Kong Ltd.

Trading on the SEHK is fully electronic through an Automatic Order Matching and Execution System (“AMS”). The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. Trading takes place through trading terminals on the trading

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floor or through the off-floor trading devices at Exchange Participants’ offices. Continuous trading is undertaken from 9:30 a.m. to 4:00 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the SEHK is closed. In addition, there is a pre-opening (auction) session from 9.00 a.m. to 9.30 a.m.

The SEHK has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the SEHK considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The SEHK may also do so where: (1) an issuer fails, in a manner which the SEHK considers material, to comply with the SEHK Listing Rules or its Listing Agreements; (2) the SEHK considers there are insufficient securities in the hands of the public; (3) the SEHK considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the SEHK considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the SEHK may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

Disclaimers related to the Hang Seng Indexes Company Limited

THE HANG SENG® INDEX IS PUBLISHED AND COMPILED BY HANG SENG INDEXES COMPANY LIMITED PURSUANT TO A LICENSE FROM HANG SENG DATA SERVICES LIMITED. THE MARK AND NAME OF THE HANG SENG® INDEX ARE PROPRIETARY TO HANG SENG DATA SERVICES LIMITED. HANG SENG INDEXES COMPANY LIMITED AND HANG SENG DATA SERVICES LIMITED HAVE AGREED TO THE USE OF, AND REFERENCE TO, THE HANG SENG® INDEX BY JP MORGAN CHASE & CO., IN CONNECTION WITH THE NOTES (THE “PRODUCT”), BUT NEITHER HANG SENG INDEXES COMPANY LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON (I) THE ACCURACY OR COMPLETENESS OF THE INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (II) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (III) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE INDEX IS GIVEN OR MAY BE IMPLIED. THE PROCESS AND BASIS OF COMPUTATION AND COMPILATION OF THE HANG SENG® INDEX AND ANY OF THE RELATED FORMULA OR FORMULAE, CONSTITUENT STOCKS AND FACTORS MAY AT ANY TIME BE CHANGED OR ALTERED BY HANG SENG INDEXES COMPANY LIMITED WITHOUT NOTICE. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HANG SENG INDEXES COMPANY LIMITED OR HANG SENG DATA SERVICES LIMITED (I) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE INDEX BY JP MORGAN CHASE & CO. IN CONNECTION WITH THE PRODUCT; OR (II) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HANG SENG INDEXES COMPANY LIMITED IN THE COMPUTATION OF THE HANG SENG® INDEX; OR (III) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (IV) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON DEALING WITH THE PRODUCT AS A RESULT OF ANY OF THE AFORESAID, AN NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HANG SENG INDEXES COMPANY LIMITED AND/OR HANG SENG DATA SERVICES LIMITED IN CONNECTION WITH THE PRODUCT IN ANY MANNER WHATSOEVER BY ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH THE PRODUCT. ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH THE PRODUCT DOES SO THEREFORE IN FULL KNOWLEDGE OF THIS DISCLAIMER AND CAN PLACE NO RELIANCE WHATSOEVER ON HANG SENG INDEXES COMPANY LIMITED AND HANG SENG DATA SERVICES LIMITED. FOR THE AVOIDANCE OF DOUBT, THIS DISCLAIMER DOES NOT CREATE ANY CONTRACTUAL OR QUASI-CONTRACTUAL RELATIONSHIP BETWEEN ANY BROKER, HOLDER OR OTHER PERSON AND HANG SENG INDEXES COMPANY LIMITED AND/OR HANG SENG DATA SERVICES LIMITED AND MUST NOT BE CONSTRUED TO HAVE CREATED SUCH RELATIONSHIP.

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